Exhibit 99.2


FOR IMMEDIATE RELEASE


CONTACT:
Jeff Gull (732) 885-1750


                  LOTUS PACIFIC INC. ACQUIRES ARESCOM INC.


PISCATAWAY, New Jersey -- March 16, 1999 -- Lotus Pacific Inc. (OTC: LPFC) has signed an agreement with Arescom Inc. ("Arescom"), a Fremont, California, corporation, whereby Lotus Pacific will issue $30 million worth of restricted shares to acquire an 81% equity interest in Arescom. The shares so issued by Lotus Pacific may not be sold until Arescom's annual gross revenue exceeds $15 million with a before-tax annual net profit of not less than $3 million. Lotus Pacific also agreed to provide Arescom with $10 million in cash as working capital.

Arescom designs, manufactures and markets a complete line of high quality inter-networking router equipment for PSTN, ISDN, xDSL and Ethernet environments. Arescom provides users a broad range of remote access products that offer an unprecedented level of technical features integrating voice and data along with Intelligent GUI and 100% remote management tools for easy set-up and network management. Arescom's customers include ISPs, re-sellers, and system integrators in North America. Arescom's worldwide partners include Telecom Device in Japan, NST in China, EuroBizz in Germany, Viking Telecom in Sweden, Exer Datacom in France, Dakel Information in Spain, PcExpress in Italy, etc.

Arescom has established worldwide partners and channels to develop and market proven router products for vertical and mass communication markets. Its current and future products include:

  * Remote Manager - configuration, diagnostics and management of Arescom routers from anywhere in the world
  * NetCruz - Japan ISDN BRI HUB/PBX router
  * NetLinker - router HUB - Ethernet HUB/ISDN/DSU/POTS
  * Apex 1100 - router, Ethernet/ISDN/POTS, US, Korea specifications
  * Apex 1000 - high speed leased line router, Frame Relay
  * Flash 200 - ISDN internal TA with POTS, US, Korea specifications
  * XDSL Router - supports ADSL, IDSL, SDSL, and G.Lite WAN interfaces
  * ADSL DSLAM - High-speed ADSL concentrator capable of delivering data, voice, and video concurrently in campus environment.

"Teaming up with Lotus Pacific is our first step to leverage our technical advantages in the Internet service industry," commented Max Lu, President of Arescom. "We think it's a win-win cooperation for both Arescom and Lotus Pacific. With the WonderTV A9000 set-top box from Regent Electronics Corp.
(a subsidiary of Lotus Pacific), we are progressively entering the hotel service market providing hotel guests with fast, reliable and easy-to-use Internet access. Our router technology will also improve the online financial trading systems of US Securities & Futures Corp. and Professional Market Brokerage (two financial firms recently acquired by Lotus Pacific)."

"We are excited to have Arescom join the Lotus family," stated Jeremy Wang, vice president of Lotus Pacific. "It is of vital importance for Lotus Pacific to have the best Internet router technology integrated into our set-top box and online trading system. We are thrilled about the addition of Arescom and believe this acquisition will realize Lotus Pacific's Internet-WallStreet Solutions(TRADEMARK) concept by capitalizing on Arescom's supreme products and R&D capability."


ABOUT LOTUS PACIFIC, INC.

Lotus Pacific Inc. is an Internet technology and services company focused on developing and marketing Internet-related products and services in the U.S.
and international markets with an emphasis on financial services. Through its subsidiaries, Regent Electronics Corporation, Arescom, TurboNet Communications, US Securities & Futures Corp. and Professional Market Brokerage, Lotus Pacific offers unique Internet-related products like the TeleWeb system, WonderTV (TRADEMARK) set-top box, Internet routers, cable modems, and online financial trading system. Through realizing its Internet-WallStreet Solutions(TRADEMARK) concept, Lotus Pacific provides new Internet solutions, services, and opportunities for its customers and shareholders.

For more information about Lotus Pacific see the company's web site at www.lpfc.com.

For more information about Arescom see the company's web site at www.arescom.com

Please note: Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this news release (as well as information in oral statements or other written statements made or to be made by Lotus Pacific, Inc.) contain statements that are forward-looking, such as statements relating to the future anticipated direction of the futures and securities industry, plans for future expansion, various business development activities, planned capital expenditures, anticipated sales, potential contracts, dependence on existing management, domestic and global economic conditions, changes in federal or state laws, and market competition factors. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Lotus Pacific, Inc.